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                                                                       EXHIBIT 5


                                  [LETTERHEAD]

404/572-4676                                                        404/572-5147


                                          October 28, 1998


Magellan Health Services, Inc.
3414 Peachtree Road, N.E.
Suite 1400
Atlanta, Georgia 30326


    Re: 62,500 Shares of Common Stock, $.25 par value per share, of Magellan Health Services, Inc.
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Gentlemen:


    We have acted as counsel to Magellan Health Services, Inc. (the 'Company'), in connection with the preparation and filing of the Registration Statement on Form S-3 (the 'Registration Statement'), for registration under the Securities Act of 1933, as amended, of 62,500 shares of Common Stock, $.25 par value per share, of the Company (the 'Common Stock'). The shares of Common Stock will be issued to Paul G. Shoffeitt pursuant to an Option Agreement, dated December 4, 1997 (the 'Option Agreement').


    In rendering the opinions expressed below we have examined the Registration Statement, as amended, the Option Agreement, and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

    Based upon and subject to the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the authorization and issuance of the shares of Common Stock have been duly taken and the shares of Common Stock were duly authorized and validly issued and are fully paid and nonassessable.


    We hereby consent to (a) the filing of the foregoing legal opinion as an exhibit to the Registration Statement and all further amendments thereto and (b) all references to our firm in the Registration Statement.


                                          Very truly yours,

                                          /s/ King & Spalding
                                          King & Spalding